UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 SW 12th Avenue

Suite 210

Pompano Beach, FL 33069

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As previously announced, on October 31, 2012, eDiets.com, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with As Seen On TV, Inc., a Florida corporation (“ASTV”), eDiets Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of ASTV (“Merger Sub”), and certain other individuals named therein. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, and the Company will continue as the surviving corporation and a wholly-owned subsidiary of ASTV (the “Merger”).

The Merger Agreement requires that ASTV lend the Company $1.5 million (the “Loan”) on terms substantially similar to those set forth in the note issued by the Company to ASTV for $500,000 (the “Original Note”), which was filed with the Securities and Exchange Commission on September 11, 2012. On November 16, 2012, the Company issued a promissory note to ASTV (the “New Note”) pursuant to which the Company will borrow the Loan. Interest accrues on the New Note at a rate of twelve percent (12%) per annum, and at the rate of eighteen percent (18%) per annum during the continuance of an event of default. The New Note will mature on the date that is ten business days following the first to occur of the following: (i) the closing date of the Merger Agreement; (ii) March 31, 2013; or (iii) an event of default under the New Note.

All principal and accrued interest is due and payable in full on the maturity date of the New Note. If the maturity date occurs after the closing date of the Merger Agreement, payment will be made through conversion of the New Note into newly issued shares of the Company’s common stock at the same conversion price established in the Merger Agreement for the Merger; otherwise, payment will be made in cash. If the Merger Agreement terminates, ASTV will have the option to convert the New Note into newly issued shares of the Company’s common stock at a conversion price of $0.54 per share.

Under the New Note, the Company must comply with a number of covenants, including a covenant to make any payments due under the New Note prior to making payments in respect of indebtedness incurred following November 16, 2012, and a covenant not to incur certain additional indebtedness or grant certain liens over its assets without the prior written consent of ASTV.

In addition, on November 16, 2012, the Company and ASTV entered into an amendment (the “Amendment”), amending the Original Note to provide for the same maturity as the New Note.

The foregoing description of the New Note and the Amendment does not purport to be complete and is qualified in its entirety by reference to the New Note and the Amendment, copies of which are filed as Exhibits 10.71 and 10.72, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The New Note and the Amendment are provided to give investors information regarding its terms. Investors are not third-party beneficiaries under the New Note or the Amendment and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.71	Senior Promissory Note dated November 16, 2012 issued by eDiets.com, Inc. to As Seen On TV, Inc.

10.72	Amendment dated November 16, 2012 to Senior Promissory Note dated September 6, 2012 between eDiets.com, Inc. and As Seen On TV, Inc.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin A. Richardson, II
Kevin A. Richardson, II Chairman

Date: November 21, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.71	Senior Promissory Note dated November 16, 2012 issued by eDiets.com, Inc. to As Seen On TV, Inc.

10.72	Amendment dated November 16, 2012 to Senior Promissory Note dated September 6, 2012 between eDiets.com, Inc. and As Seen On TV, Inc.